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                                                                EXHIBIT NO. 10.1

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                            KRAUSE'S FURNITURE, INC.

                                       AND

                                PHILIP M. HAWLEY

This Second Amendment to Employment Agreement is effective as of January 28, 2001, between Krause's Furniture, Inc. ("KFI") and Philip M. Hawley, and is entered into to amend the Employment Agreement between the parties hereto dated as of August 26, 1996, as subsequently amended on February 13, 1998 (the "Employment Agreement"), with reference to the following facts:

A. Mr. Hawley has served as the Chairman of the Board and Chief Executive Officer, the position of senior responsibility and authority within the KFI Organization since his appointment pursuant to the Employment Agreement.

B. The purpose of this Agreement is to express the terms upon which KFI and Mr. Hawley agree to extend the term of employment of Mr. Hawley as Chairman of the Board and Chief Executive Officer of KFI.

C. Mr. Hawley's services to KFI as Chief Executive are extremely valuable to KFI and the importance of his leadership and the extraordinary responsibilities and demands of his role in the affairs of KFI warrant contractual arrangements of the nature herein provided.

D. Each of KFI and Mr. Hawley wishes to extend the term of Mr. Hawley's employment by KFI in his current capacity as Chairman of the Board and Chief Executive, subject to the provisions herein.

1. Amendment to Employment Agreement. The Employment Agreement shall be and it hereby is amended as follows:

     1.1. Extension of Employment Term. Section II.C. of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "II.C. Term. Mr. Hawley is hereby employed for a period commencing on August 26, 1996 and ending on December 31, 2001." Either party may terminate the agreement at any time by providing the other party ninety (90) days' prior written notice.

     1.2. Other Termination. Section II.G. of the Employment Agreement is amended to insert in the fourth line of the third paragraph thereof, in place of the date "August 26, 1999", the date "January 1, 2002."

2. No Other Changes. Except as specifically modified and amended hereby, the Employment Agreement and all terms, covenants and conditions therein shall remain in full force and effect in the form in which executed.

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3.   References to Employment Agreement. From and after the date hereof, any reference in the Employment Agreement or in other materials to the Employment Agreement and to any time from or after the date hereof shall mean and refer to the Employment Agreement as modified and amended hereby, unless otherwise specifically provided.

4. Entire Agreement. With respect to the matters covered herein the Employment Agreement, as modified and amended by this Amendment, contains the entire agreement and understanding between Mr. Hawley and KFI and supersedes all prior or and written agreements, understandings, commitments and practices between the parties, including all prior employment agreements, whether or not fully performed by Mr. Hawley before the effective date hereof. No amendments to this Employment Agreement or this Amendment may be made except by a writing signed by both parties.

5. Titles and Headings. Title and headings in this Amendment are for ease of reference and convenience and shall not be used to affect the meaning of any provision of this Amendment or the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the day and year first above written.



                                                  /s/ PHILIP M. HAWLEY
                                                  ------------------------------
                                                      PHILIP M HAWLEY

                                                  KRAUSE'S FURNITURE, INC.



                                                  By    KAMAL ABDELNOUR
                                                     ---------------------------
                                                  Name  Kamal Abdelnour
                                                  Title Director, Chairman of
                                                        Compensation Comittee